FIS

ORDER FORM

Prepared for: American River Bank
3100 Zinfandel Drive
Rancho Cordova, CA 95670
Order Form Reference: 00040380.0
Master Agreement: 00016001.0
Order Form Effective Date: 1/1/2015

Fidelity Information Services, LLC
601 Riverside Avenue
Jacksonville, FL 32204-2946

SOLUTIONS & TERM

SOLUTION	APPLICABLE ADDENDUM	INITIAL TERM	RENEWAL TERM
Infrastructure Services	The attached Managed IT Services Addendum applies to this product.	60 months	12 months

Each Service on this Order Form will begin on the Commencement Date for that Service and continue for the initial term in the table above (the "Initial Term"). After the Initial Term, the term of the Service automatically renews for the renewal term in the table above (each, a "Renewal Term") unless terminated by you or FIS in writing at least 180 days prior to the last day of the Initial Term or of the then current Renewal Term.

This Order Form is governed by the Information Technology Services Agreement between Fidelity Information Services, LLC and American River Bank dated 1/16/2012. In the event of any conflict between this Order Form and the Agreement, the terms of this Order Form govern the Software or Services on this Order Form. By signing this Order Form, you agree to purchase the Services and license the Software listed on the attached pricing attachment(s) at the prices listed.

AMERICAN RIVER BANK

Signature: [signature]
Name: Kevin Bender
Title: EVP, COO
Date: December 24, 2014

FIDELITY INFORMATION SERVICES, LLC

Signature: DocuSigned by: Tammy L Seeds
A8E9059250BF442...
Name:. Tammy Seeds
Title: Controller, Sales Finance
Date: 12/31/2014 | 14:27 ET

EID: 4759 PID: 253335

1. **Introduction**. FIS shall provide to **AMERICAN RIVER BANK** of Rancho Cordova, California ("Client") the managed IT services as indicated in the Exhibits hereto (each a "Service" and, collectively, the "Services") pursuant to this Managed IT Services Addendum to the Agreement. In addition to the terms and conditions set forth in the General Terms and the signature page accompanying this Addendum, the following terms shall apply with respect to the Services.

As of the Effective Date of the signature page that first accompanies this Addendum, the following Exhibits are attached to and made a part of this Addendum:

- Exhibit A - Pricing Attachment
- Exhibit B - Description of Services
- Exhibit C - Service Levels

2. **Services**.

2.1 The specific Services to be provided to Client hereunder are listed and are more particularly described in Exhibit B to this Addendum. In providing the Services, FIS may use software tools owned or provided by FIS (including without limitation, software licensed or subcontracted from a third party) or any related specifications, tools, applications, routines, subroutines, techniques, systems, programs, or the embodiments of ideas, methodologies or formulas contained therein and related items and documentation or any discoveries created or developed by FIS or any of its employees, agents or subcontractors ("FIS-provided Software").

2.2 In no event shall FIS be required to provide Services to a Competitor of FIS, or Client make access to or use of the Services to a Competitor of FIS, where "Competitor" of FIS means any person, firm or corporation engaged in the business of developing, marketing, providing, selling, or licensing application software or technology products, programs, or services for, or engaged in the business of providing technology services to, financial services companies; or developing, marketing, providing, selling or licensing application software or technology products, programs or services that are substantially comparable to the products, programs or services of FIS in the financial services industry. Should Client wish to add Affiliates after the Effective Date, to the extent the provision of the Services to an additional Affiliate of Client would expand the scope of the Services, the impact of the additional Affiliate upon the Services, including pricing, will be set forth in an amendment to the Agreement.

2.3 FIS shall provide the Services from one or more FIS technology centers ("FIS Technology Center"). With respect to Services provided from the FIS Technology Centers, FIS's standard policies and procedures shall apply, including, without limitation, with respect to data security.

3. **Transition Services**.

3.1 During the period beginning on the Effective Date and ending on the Full Commencement Date, FIS will plan, prepare for, and conduct the transition of certain information systems operations as listed in the Transition Services Charges Section of Exhibit A (the "Transition Services") for the Transition Services Charges set forth in Exhibit A, which are in addition to the other Charges described in Exhibit A.

3.2 The Transition Plan (as defined below) will be mutually agreed upon by the parties.

3.3 The transition of certain information systems operations ("Transition") shall be conducted by both parties in accordance with a written plan (the "Transition Plan") which shall include:

3.3.1 a milestone schedule of Transition activities;

3.3.2 a detailed description of the respective roles and responsibilities of Client and FIS for the Transition activities in order to meet the milestone schedule set forth in Exhibit A; and

3.3.3 if Client elects a longer time for implementation, a Transition schedule of charges (i.e., a proration of the Minimum Monthly Charge set forth in Exhibit A for those months during Transition in which some, but not all, of the Services are being provided, reflecting a ramp-up in fees until full implementation has occurred).

3.4 Client shall remain responsible for existing Client services until the Transition to FIS has been completed.

3.5 Client shall provide, and shall cause its agents and representatives to provide, all reasonable input and cooperation required by FIS.

3.6 To aid in the Transition and for so long as FIS is providing the Services, Client shall be responsible for providing, at its expense, all Client-provided Software (as defined below) including, but not limited to the items listed below. "Client-provided Software" means any Client software or Client-provided third party software and related documentation owned by Client or a third party.

3.6.1 Operating Systems including Linux, Unix or other non-Microsoft Operating Systems.

3.6.2 All Relational Database Management Systems, unless otherwise indicated.

3.6.3 All software used by Client, its partners and its Affiliates.

3.6.4 All tools, utilities, or monitoring software not included as part of the Services.

4. **Client Facilities, Security, Personnel, Software, Responsibilities**.

4.1 With respect to Services provided at Client's facilities ("Client Facilities"), and to the extent commercially reasonable and applicable, FIS will comply with Client's reasonable safety, security and facilities procedures and policies applicable generally to Client's employees. Client shall give FIS written notice of applicable policies and procedures within thirty (30) days of the Effective Date. Client will promptly notify FIS of any material changes in these policies and procedures, which apply to the Services, and Client agrees to provide FIS with a reasonable period of time to comply with any of these changes in Client's policies. In the event of a dispute regarding any proposed changes in Client's policies and procedures applicable to FIS, the parties agree to work together, in good faith, to resolve any dispute in a timely manner.

4.2 FIS my occupy space at the Client Facilities. To the extent necessary for FIS's performance of Services, Client agrees to provide for FIS's employees adequate working facilities, consistent with those provided to similarly situated Client full-time employees, and reasonable office services, supplies, and utilities, including without limit water, sewer, heat, lights, air conditioning, electricity and office equipment for FIS employees occupying such space; provided, however, that FIS personnel will supply their own cell phones, pagers (if applicable) and computers. Furthermore, Client shall provide FIS with reasonable and timely access to Client's Facilities to the extent necessary for FIS's performance of the Services, and Client shall make available to FIS qualified Client personnel as are reasonably necessary for the performance of FIS's obligations hereunder for the Services specified in the Transition Plan or Exhibit A.

4.3 To the extent necessary for the performance of Services, whether at Client Facilities or at the FIS Technology Centers, Client agrees to provide FIS with access to the Client-provided Software in accordance with this Section. If Client-provided Software includes any third party software, Client shall at no cost or expense to FIS procure from such third party (if required) its consent for FIS to have access to and use of such Client-provided Software. Client hereby grants to FIS a non-exclusive, non-transferable and fully paid-up license during the term of the Services (as specified on the signature page accompanying this Addendum) (the "Term") to use, maintain, modify and enhance, as applicable, Client-provided Software that is proprietary to Client for the sole purpose of providing the Services as required under this Addendum. For the Client-provided Software that is licensed to Client by a third party, Client grants to FIS, for the sole purpose of providing the Services, the right to use such Client-provided Software under the terms and scope of the license granted to Client by the provider thereof. FIS shall comply with the duties, including use and non-disclosure restrictions imposed on Client by the license agreements for such third party Client-provided Software, provided that Client has made such information available to FIS in writing prior to the Full Commencement Date. In addition, FIS will use the Client-provided Software in compliance with any applicable use restrictions (i) that are disclosed by Client to FIS, or (ii) that are contained in the agreements governing the use of any third party Client-provided Software that are provided or made available to FIS.

4.4 If requested by FIS, Client shall assign one or more individuals to perform certain hardware-related tasks within Client's Facilities. Should Client be unable to provide these individuals as and when reasonably required by FIS in order for FIS to provide the Services to Client, Client shall notify FIS and FIS may employ contract labor to perform these tasks. Client shall not unreasonably delay such notification to FIS.

5. **FIS Relationship Manager**. FIS shall designate an individual to serve as "FIS Relationship Manager." The FIS Relationship Manager shall (i) serve as the primary point of contact for FIS for the Services, and (ii) have day-to-day authority for escalating issues.

6. **Technology**. Client agrees to maintain the reasonable currency of maintenance releases of generally commercially available Client-provided Software, hardware, and other technologies located within Client Environment. "Client Environment" is defined as physical, virtual, or logical instances of hardware, software, network, or tools that are dedicated to Client, and these specific instances are not leveraged for other clients. "Reasonable currency" means that Client has installed the maintenance release that is within one (1) release of the most current commercially available release of such Client-provided Software within a reasonable period of time after its release.

7. **Security of Client Systems**. FIS makes no guaranty that intrusions, compromises, or any unauthorized activity will not occur on a Client network; however, the deployment of certain FIS Services reduces the risk through the proactive identification of threats and assistance, when possible, for remediation of known network vulnerabilities.

8. **No Hire Restriction**. Client covenants that, during the Initial Term and any Renewal Term and for a period of one (1) year thereafter, it will not, either directly or indirectly, solicit, recruit, or hire, or attempt to solicit, recruit or hire for employment, or for an independent-contractor relationship or otherwise, any then-current FIS employee or contractor that was at any time engaged in the provision of the Services, unless FIS has given its prior written consent in each instance. This provision will not prohibit Client from advertising employment opportunities in the public media, on its website or otherwise, or from hiring anyone who responds to such public solicitations.

9. **Liquidated Damages**. Notwithstanding anything contained in the General Terms to the contrary, the applicable percentage to be used in calculating the amount of liquidated damages that is due with respect to the termination of a Service provided pursuant to this Addendum shall be as set forth in Section 16.5 of the General Terms. All other terms of the Liquidated Damages section of the General Terms shall apply with respect to the Services provided pursuant to this Addendum.

10. **Core Processing**. Client acknowledges and agrees that the Services described in this Addendum and the Exhibits attached to it do not include any access to or responsibility for any core processing or administrative activities. All of Client's core data processing activities and administration are the sole responsibility of Client.

EXHIBIT A

Pricing Attachment

This Exhibit A states the fees and charges and methodology for calculating the fees and charges with respect to the Services provided to Client pursuant to the Managed IT Services Addendum ("Addendum"). Client shall pay FIS the one-time fees, minimum monthly charges, actual usage charges, transitional services charges, time and materials charges, and any variable charges when applicable, for the Services and as referenced in this Exhibit A (with pass-through expenses, collectively, the "Charges") in accordance with this Exhibit and the payment provisions of the General Terms.

1. **Services Provided**. The Charges listed in this Exhibit are for the Transition Services (if any), and for the Services to be provided by FIS pursuant to Exhibits B and C, including but not limited to:

1.1 Exhibit B.

- General Services
- Virtual Network Management Services
  - On Premise Management
- Hosted Services
  - Hosted Desktop
  - Hosted Infrastructure
  - Hosted Microsoft Exchange Services
  - Hosted Servers
  - Full Hosted
- CyberGuard Services
  - Endpoint Protection
  - Email Spam/Anti-Virus Services
  - Web Browser Security
- DataGuard Services
  - Backup and Recovery Management (Hosted Backup)
  - Email Discovery
  - Multi-Factor Authentication
  - Email Encryption
- Voice Management Services
- Advisory Services
  - GLBA Assessment
  - Online Banking Risk Assessment
- Managed Security Services

2. **Fees and Payment**. Beginning on the Commencement Date, on a monthly basis, Client shall pay to FIS the greater of the Minimum Monthly Charge or the Actual Usage Charge, as such charges are described below.

2.1 Minimum Monthly Charge. The Minimum Monthly Charge is calculated using the table set forth below in this Section. The Minimum Monthly Charge represents the total for the Services offered, based on the baseline measurements captured in the table below, with an allowance for a twenty percent (20%) reduction in Services during the Initial Term.

EXHIBIT B - DESCRIPTION OF SERVICES

General Services

The following provisions of this Exhibit B assign responsibility for the information technology ("IT") operations for Client and FIS related to the Services. Each Section contains (a) a general description of a particular portion of the Services or a function to be performed, without regard to the particular responsibilities belonging to either party, and (b) a responsibility matrix (each, a "Responsibility Matrix"), in the form of a chart, which (i) sets forth the scope of the specific activities, functions and duties which constitute the Services and (ii) assigns responsibility, at various levels, for each activity, function, or duty. Responsibility for the completion of a task shall reside with the party marked with a "✓" for such task. Client acknowledges and understands that it is not the intent of any Responsibility Matrix to absolutely identify or define every process, activity, or task to be performed by FIS as a contracted function.

The Responsibility Matrices of each portion of the Services below are not intended to modify the scope of the Services to be provided. This document is not intended to supersede any statements within the Agreement. In the event of any conflict between the provisions of this Exhibit B and the specific provisions contained in the Agreement, the Agreement shall control.

As specified in of the Managed IT Services Addendum ("Addendum"), the Transition Plan will serve as the responsibility matrix during the Transition. If there is a conflict between this Exhibit B and the Transition Plan during the Transition, the Transition Plan shall control. Once the Transition is completed, Exhibit B shall control.

Tasks defined within this Exhibit as FIS's primary ("✓") responsibility are considered standard day-to-day support and are included within the Charges as set forth in Exhibit A. These may be provided via daily operations or as service requested via FIS's standard Request Management process. Service requests for tasks other than those identified as FIS's responsibility will be considered project work, are Professional Services, and have cost estimates created and charges approved by Client prior to commencement of work, in accordance with the process set forth below. Depending on the magnitude of work, complexity, and/or operations risk, a project manager may be assigned to manage any Service request in accordance FIS's standard project management methodology.

1. **General Services**.

1.1. SLA Management. Service Level Agreement ("SLA") Management consists of the creation, managing, reporting, and review of Service Levels between the parties. Standard services hours shall be 8:00 a.m. – 6:00 p.m., Client's local time, Monday through Friday, excluding banking holidays, unless Client has selected 24x7 service hours.

1.1.1. SLA Management Table.

		FIS	Client
SLA Management			
1.	Define business requirements for new Service Levels or changes to existing Service Levels		✓
2.	Assist with defining business requirements for new Service Levels or changes to existing Service Levels	✓	
3.	Negotiate mutually agreed-upon new Service Levels or changes to existing Service Levels		✓
4.	Negotiate mutually agreed-upon new Service Levels or changes to existing Service Levels	✓	
5.	Produce and deliver reports in agreed standard report format on a monthly basis	✓	

1.2. Project Work.

1.2.1. Project Management. Project management consists of management of tasks from Project initiation to final Client signoff in accordance with a mutually agreed upon project plan. "Project" means a discrete instance of non-recurring work approved by Client that relates to the Services but is not contemplated by or included as part of the tasks and functions described in the Agreement as of the Commencement Date and is not otherwise required for FIS to meet applicable Service Levels.

The parties' responsibilities for Project Management are more particularly set forth in the Project Management Table below:

1.2.2. Project Management Table.

		FIS	Client
Project Management			
1.	Provide Project Manager and coordinate with Client personnel for FIS-initiated Projects	✓	
2.	Assist with FIS Project Management for FIS-initiated Projects		✓
3.	Provide Project Manager and coordinate with FIS personnel for Client-initiated Projects	✓	
4.	Provide a Project Manager for Client-initiated Projects		✓

1.3. Moves, Adds, Changes.

1.3.1. Moves, adds, and changes ("MAC") consist of Services provided by FIS that are not considered technical support, break/fix, or other activities relating to day-to-day support. MACs are moves, adds, and/or changes that involve either five (5) or fewer units of equipment and/or supporting software or require fewer than ten (10) hours of effort and do not require Project Management services (as described in this Exhibit) or a project plan.

A move is a physical, virtual, or logical move of a device or software ("Device") from one location, area, partition, or logical location to another reasonably similar location.

An add is the introduction of a new physical, virtual, or logical Device into the Client Environment.

A change is a substantial transformation, alteration, or deletion of a physical, virtual, or logical Device. Changes that are considered by FIS to be non-substantial will be handled under incident and problem management; all other Changes will be as defined below and governed by the change control procedures explained below.

1.3.2. Typical MACs include:

- Purchase/installation of hardware or software
- Installation or troubleshooting of non-standard hardware/software
- Implementation of software version upgrades
- Implementation of software updates to multiple servers/PCs that requires an FIS onsite presence at Client Facilities
- Re-image of existing PCs for new users
- Installation of new version of software
- Physical move of hardware or software to new location
- Coordination of equipment disposal
- Coordination of cabling or other infrastructure work
- Firewall changes

1.3.3. Change Management/Change Control Procedures. Change management is the process by which the various IT units, IT project teams, and business units communicate, implement, and document changes in the System's environment. For the avoidance of doubt, this process applies only after the Transition has been completed. The Transition Plan will act as the change control document during the Transition phase. The parties shall implement the change control procedures specified in this Section to document all Changes (as defined below) and to provide a process for notification and coordination of implementation of such Changes. A "Change" is any modification or deviation in (a) the Equipment or Software used to provide the Services or any new service requested by Client, (b) the Systems and/or Client-provided Software that would materially alter the functionality or technical environment of such Systems and/or Client-provided Software, or (c) any change to the Disaster Recovery Services or Disaster Recovery Plan. FIS or Client may initiate the request for change or inquiry (each a "MAC Request") whenever there is a perceived need for a Change. Each MAC Request shall contain a description with reasonable lead-time and the reason for the request.

1.3.3.1. Change Control Enforcement. Change Control is only applicable to applications, services, and technologies once the agreed upon Transition Plan has been fully implemented. The Transition Plan will act as the change control document during the Transition phase.

1.3.3.2. Change Request Procedure and Inquiry of Change Impact.

1.3.3.2.1. Change Log. FIS shall maintain a record of all Changes implemented by the parties, all Change Requests submitted, and the status of such Change Requests in terms of implementation. FIS will provide an electronic copy of such Change Requests.

1.3.3.2.2. Assignment to FIS Change Coordinator. Upon receipt of a Change Request, FIS and Client will then investigate the impact that the Change will have on Systems. FIS shall perform the following duties:

a) Review planned Change and request written authorization from Client to proceed;

b) Provide appropriate lead times for processing the Change consistent with FIS-established time frames (see the Change Assessment Table below);

c) Advise of changes in implementation dates or schedules.

1.3.3.2.3. Evaluation and Approval. No Change may be implemented without the prior written approval of the Client representative, except as necessary on an emergency basis to maintain the continuity of the Services. All Changes requested by Client must be approved by FIS, and may be subject to additional fees, as mutually agreed by the parties, for Changes that are not within the scope of the Services or that constitute a Project.

1.3.3.2.4. Client Approval Issues. To the extent the Services are leveraged among FIS customers and not dedicated to Client, FIS shall be permitted to make a Change, provided that FIS shall remain responsible for maintaining the Services in accordance with the Service Levels at no additional cost to Client and provided such Change is otherwise in accordance with the Changes to Services section of the General Terms.

1.3.3.2.5. Implementation. The parties will assign the necessary tasks for implementation once a Change is approved as provided in the Change Control Procedures.

1.3.3.2.6. Changes. With respect to all Changes to the Client Environment, other than those Changes made on a temporary basis to maintain the continuity of the Services, FIS will (a) schedule Changes so as not to interrupt Client's business operations, and (b) monitor and report to Client the status of Changes that are in-progress against the applicable schedule; and with respect to any Change made on a temporary basis to maintain the continuity of the Services, FIS will document and provide to Client notification (which may be given orally, provided that any oral notice must be confirmed in writing to Client within five (5) business days) of the Change no later than the next business day after the Change is made.

1.3.3.3. Perform change impact and risk assessment ("Change Assessment") per the following table:

Risk Impact Lead-Time	General Attributes
Level 1 Extensive/ Widespread 20 business days	Attributes: ▪ Very high Customer visibility ▪ Very high risk ▪ Extremely difficult recovery ▪ Detailed verification & back-out instructions required The Level 1 value is generally reserved for instances where, should a significant problem occur with, or as a result of an implementation, the Service Level impact is likely to be broad (having moderate effect on multiple Customers or FIS leveraged clients) or deep (having major effect on a FIS single client). It tends to reflect relatively complex and lengthy installation, with back out or recovery very difficult, if not impossible.
Level 2 Significant/ Large 10 business days	Attributes: ▪ High Customer visibility ▪ High risk ▪ Difficult recovery ▪ Detailed verification & back-out instructions required The Level 2 value is similar to Level 1, except that the associated impact and risk are somewhat lower, the implementation process a little less complex or lengthy, and the back-out and recovery process more manageable.
Level 3 Moderate/ Limited 5 business days	Attributes: ▪ Moderate Customer visibility ▪ Medium risk ▪ Relatively easy recovery The Level 3 value is less critical in terms of impact and recovery. There is a controlled or reduced potential for impact or failure, and back out and recovery is manageable.

Risk Impact Lead-Time	General Attributes with Examples
Level 4 Minor/ Localized 2-3 business days	Attributes: ▪ Low Customer visibility ▪ Low risk ▪ Minimal recovery requirements There is no significant impact or risk associated with the change, either to the component, or to the Client if the change implementation experiences problems or is delayed. The change does not require, nor will it cause, a reboot, IPL, or application rerun to implement or back out.

The parties' responsibilities with respect to Change Control Procedures are more particularly described as follows:

1.3.4. Change Control Procedures Table.

		FIS	Client
Change Control Procedures			
1.	Conduct change meetings (as needed), document and distribute a change schedule, and report status changes	✓	
2.	Participate in change meetings (as needed), documenting and distributing a change schedule, and reporting status changes		✓
3.	Communicate Changes to all affected parties, both internally and externally, in a timely and informative manner	✓	
4.	Assist as reasonably requested to communicate changes to all affected parties, both internally and externally, in a timely and informative manner		✓
5.	Obtain approval from Client prior to making a Change	✓	
6.	Assist as reasonably requested to obtain approval from Client prior to making a Change		✓
7.	Implement Changes in an orderly and consistent manner, in accordance with scheduled implementation dates and installation (e.g., maintenance) windows	✓	
8.	Assist as reasonably requested to implement Changes in an orderly and consistent manner, in accordance with scheduled implementation dates and installation (e.g., maintenance) windows		✓

1.4 Disaster Recovery Testing – Client Environment.

1.4.1 Disaster Recovery Testing ("DR-T") – Client Environment consists of actions centered on the testing and verification of a Client's environment to survive a disaster or recover after a disaster. This could include, but is not necessarily limited to, table-top testing, simulated testing, or actual fail-over from the primary data center to the recovery data center.

1.4.2 Disaster Recovery Testing – Client Environment Table.

		FIS	Client
Disaster Recovery Testing – Client Environment			
1.	Request Disaster Recovery Test (DR-T)		✓
2.	Acknowledge request for DR-T, schedule test, and assist with creating test plan	✓	
3.	Communicate to Client employees the DR-T schedule and responsibilities as defined by the test plan		✓
4.	Communicate to FIS employees the DR-T schedule and responsibilities as defined by the test plan	✓	
5.	Participate in DR-T by providing employees to perform business function testing, as defined by the test plan		✓
6.	Participate in DR-T by providing employees to perform technical function testing, as defined by the test plan	✓	
7.	Communicate test results to Client's regulators, auditors, or internal committees		✓

EXHIBIT B - DESCRIPTION OF SERVICES

Virtual Network Management Services

The following provisions of this Exhibit B describe Virtual Network Management Services ("VNMS"). This Section is not intended to supersede any statements within Exhibit A. In the event of any conflict between the provisions of this Section and the specific provisions contained in Exhibit A, Exhibit A shall control.

2. **Virtual Network Management Services**.

2.1. Single Point of Contact. Single point of contact ("SPOC") Services consist of the single point for all technology related user requests. The SPOC provides Client with a single point-of-contact for Incident/Problem Management, MAC Requests, Project Request Management, and general user administration relating to the Services provided under this Exhibit B.

Incident/Problem Management consists of handling the resolution of Incidents (where an "Incident" is defined as a single occurrence of an issue that materially affects the delivery of the Services, as determined by Client, and reasonably agreed upon by FIS) and Problems (where "Problems" is defined as Incidents, which cannot be resolved at the first level of support). FIS shall repair the defect which caused the Incident at no additional cost to Client; provided, however, in the event that an Incident results from a defect or failure in a Client-supplied application, FIS shall report any defect or failure of which FIS is aware to Client and provide such additional information about or assistance with resolving the Incident as may be requested by Client, which assistance may be subject to additional fees.

MAC Requests are requests to address reasonable IT related requests and calls from Client's employees relating to moves, adds and changes (not covered under incident/problem management), which are set forth herein as in-scope for FIS. MACs are further defined in the Moves, Adds, Changes Section of this Exhibit.

Project Requests consist of the facilitation of projects requested by authorized Client employees. Projects are further defined in the Project Work Section of this Exhibit.

The parties' respective responsibilities with respect to the SPOC are more particularly set forth as follows:

2.1.1. SPOC Table.

		FIS	Client
SPOC Table			
1.	Provide Client's employees with a single point-of-contact via a toll-free telephone number, for Incident/Problem Management, MAC Requests, or Project Request Management requests or general user administration relating to the Services	✓	
2.	Provide Incident/Problem Management resolution for Problems set forth in this Exhibit as an in-scope FIS responsibility	✓	
3.	Assist FIS with Incident/Problem Management resolution for Problems set forth in this Exhibit as an in-scope FIS responsibility as reasonably requested		✓
4.	Escalate according to established and agreed upon procedures and coordinate support groups between the parties until Problem is resolved per the Incident/Problem Management process	✓	
5.	Escalate according to established and agreed upon procedures and coordinate support groups with FIS until Problem is resolved		✓

2.2. Local Area Network Management Services (LAN Services).

2.2.1. In-Scope Network. The local area network ("LAN"), for purposes of this Exhibit, is defined as all FIS maintained on-premise network equipment used to provide connectivity. Within this definition are all supporting components including, but not limited to, switches, hubs and related hardware identified as Client assets and approved by FIS.

2.2.2. Local Area Network Management Services.

2.2.2.1. LAN Management. LAN Management services are those activities that deal with the day-to-day activities of the LAN. This includes the upkeep of documentation databases, such as IP addressing, generation of daily reports and logs, maintenance of monitoring tools, and coordination during change management windows.

2.2.2.2. LAN Engineering. LAN Engineering services relates to the performance of engineering of the network from Client's requirements using FIS standards. It also provides future architecture direction and proposes plans on how future services will integrate as well as recommends which technology platforms will be used. This includes the initial concept design through implementation and continued engineering support of the operational network.

2.2.2.3. LAN Configuration Management. LAN Configuration Management consists of management of network and system configuration information, such as network parameters and router paths, so that the effects on network operation of various versions of hardware and software elements can be tracked and managed. LAN Configuration Management is used to identify required hardware and software elements so that they can be initialized, operated, and managed.

FIS shall provide LAN Management services for the In-Scope Network, as more particularly set forth in the LAN Management Services Table below.

2.2.2.4. LAN Management Services Table.

		FIS	Client
LAN Management			
1.	Coordinate planned network outages with Client pursuant to Client-defined procedures	✓	
2.	Assist as reasonably requested to coordinate planned network outages		✓
LAN Engineering			
1.	Provide move, adds, change, and deletion services for networking within Client Location(s) according to Change Control	✓	
2.	Provide troubleshooting, diagnostics, and repair of networking pursuant to incident/problem management	✓	
3.	Assist as reasonably requested with Client Facility wiring by providing personnel to visually inspect and take action reasonably requested by FIS for networking		✓
4.	Provide management services including (IP) schema, DNS, routing, switching, or other technologies and services related to networking	✓	
5.	Assist as reasonably requested to provide management services including (IP) schema, DNS, routing, switching, or other technologies and services related to networking		✓
6.	Provide, during conversion, all network diagrams, network documentation, project plans, and other network related documentation		✓
7.	Maintain and update, after conversion, all network diagrams, network documentation, project plans, and other network related documentation	✓	
8.	Assist as reasonably requested to maintain and update, after conversion, all network diagrams, network documentation, project plans, and other network related documentation		✓
9.	Provide business needs/requirements, define Client policies, enforce Client policies and actions, and perform research with regard to new Client - initiated projects		✓
10.	Assist as reasonably requested to provide business needs/requirements, define Client policies, enforce Client policies and actions, and perform research with regards to new Client-initiated projects	✓	
Network Configuration Management			
1.	Track physical resources such as inventory or location information and provide periodic reporting to Client	✓	
2.	Install network equipment pursuant to the technology requisition process and Client-defined procedures	✓	
3.	Assist as reasonably requested to install network equipment		✓
4.	Configure equipment to established standards per Client requirements	✓	
5.	Document network (drawings, configurations, IP addresses, port numbers)	✓	
6.	Provide configuration and design support as agreed	✓	

2.3. Wide Area Network Management Services (WAN Services).

2.3.1. In-Scope Network. The wide area network ("WAN"), for purposes of this Exhibit, is defined as WAN network equipment and circuits used to provide direct or indirect (such as virtual private networks or "VPNs") network access from and to the Client environment and private-line connectivity from and to the FIS Backbone for access to managed services, as identified and approved by FIS. Within this definition are all supporting components including, but not limited to, circuits,

extended demarcation, and the terminating network equipment. This includes direct private line (either Cloud-based or Point-to-Point) Client connectivity.

2.3.2. Wide Area Network Management Services.

2.3.2.1. WAN Management. WAN Management services are those activities that deal with the day-to-day activities of the WAN. This includes the upkeep of documentation databases, such as IP addressing and circuits, generation of daily reports and logs, maintenance of monitoring tools, and coordination during change management windows.

2.3.2.2. WAN Engineering. WAN Engineering services relates to the performance of engineering of the network from Client's requirements using FIS standards. It also provides future architecture direction and proposes plans on how future services will integrate as well as recommends which technology platforms will be used. This includes the initial concept design through implementation and continued engineering support of the operational network.

2.3.2.3. WAN Configuration Management. Network Configuration Management consists of management of network and system configuration information, such as network parameters and router paths, so that the effects on network operation of various versions of hardware and software elements can be tracked and managed. Network Configuration Management is used to identify required hardware and software elements so that they can be initialized, operated, and managed.

2.3.2.4. WAN Provisioning. FIS shall provide WAN Provisioning services for the In-Scope Network consisting of managing bandwidth, circuit and certificate registration, circuit path re-engineering, and redundancy engineering, as set forth below. The parties' responsibilities with respect to Network Provisioning are more particularly described as follows:

FIS shall provide WAN Management services for the In-Scope WAN, as more particularly set forth in the WAN Management Table below.

2.3.2.5. WAN Management Table.

		FIS	Client
WAN Management			
1.	Coordinate planned network outages with Client as pursuant to Client-defined procedures	✓	
2.	Assist as reasonably requested to coordinate planned network outages		✓
WAN Engineering			
1.	Provide move, adds, change, and deletion services for networking within Client Location(s)	✓	
2.	Assist as reasonably requested with Client Facility wiring by providing personnel to visually inspect and take action reasonably requested by FIS for networking		✓
3.	Provide troubleshooting, diagnostics, and repair of networking pursuant to incident/problem management	✓	
4.	Assist as reasonably requested with network troubleshooting by providing personnel to visually inspect and take action reasonably requested by FIS		✓
5.	Provide management services including (IP) schema, DNS, routing, switching, or other technologies and services related to networking	✓	
6.	Assist as reasonably requested to provide management services including (IP) schema, DNS, routing, switching, or other technologies and services related to networking		✓
7.	Provide, during conversion, all network diagrams, network documentation, project plans, and other network related documentation		✓
8.	Maintain and update, after conversion, all network diagrams, network documentation, project plans, and other network related documentation	✓	
9.	Assist as reasonably requested to maintain and update, after conversion, all network diagrams, network documentation, project plans, and other network related documentation		✓
10.	Provide business needs/requirements, define Client policies, enforce Client policies and actions, and perform research with regard to new Client-initiated projects		✓

		FIS	Client
11.	Assist as reasonably requested to provide business needs/requirements, define Client policies, enforce Client policies and actions, and perform research with regards to new Client-initiated projects	✓	
Network Configuration Management			
1.	Track physical resources such as inventory or location information and provide periodic reporting to Client	✓	
2.	Install network equipment as pursuant to the technology requisition process and Client-defined procedures	✓	
3.	Assist as reasonably requested to install network equipment		✓
4.	Configure equipment to established standards per Client requirements	✓	
5.	Document network (drawings, configurations, IP addresses, port numbers)	✓	
6.	Provide configuration and design support as agreed	✓	
WAN Provisioning			
1.	Bandwidth management	✓	
2.	Circuit order	✓	
3.	Circuit Engineering	✓	
4.	Circuit Redundancy	✓	
5.	Order new hardware and schedule installation at Client Location pursuant to the Request Management process	✓	
6.	Assist as reasonably requested in ordering new hardware and schedule installation at Client Location pursuant to the Request Management process		✓
7.	Schedule hardware installation at Client Location pursuant to Client-defined procedures	✓	
8.	Assist as reasonably requested to schedule hardware installation at Client Location		✓

2.3.3. <u>On Premise Management Services</u>.

2.3.3.1. <u>In-Scope Network</u>. The on premise management service, for purposes of this Exhibit, is defined as remote management by FIS for Client-owned equipment that resides at the Client Location. FIS will remotely manage the equipment as identified by Client and agreed upon by both parties (FIS and Client) in addition to what the standard deliverables will encompass for monitoring and reporting capabilities.

2.3.3.2. <u>On Premise Management Services Responsibility Matrix</u>.

		FIS	Client
On Premise Management Service Responsibilities			
1.	Identify Client equipment that will be managed by FIS	✓	✓
2.	Determine management requirement details for equipment that will reside on premises at Client Location and managed by FIS	✓	
3.	Provide management services as described above in this Section, in a remote manner	✓	
4.	Assist as reasonably requested to provide management services as described above in this Section, in a remote manner		✓
5.	Act as primary hands-on point of contact for on premise equipment		✓
6.	Act as secondary hands-on point of contact for on premise equipment	✓	

2.3.4. <u>Patch Management Services</u>. Patch Management Services consists of installing Microsoft Windows Operating System related security bulletins and approved updates on hosted servers in the Client environment. FIS shall implement and manage the preferred patch deployment tool and execute a scheduled patching framework developed and provided by Client.

The following vendor patches are included:

- Microsoft
- Adobe
- Java
- Mozilla Firefox

Other vendors' patches may be approved by FIS, at FIS's discretion, upon request by Client.

The responsibilities of the parties with respect to patch management functions are more particularly set forth in the following Patch Management Responsibilities Table.

2.3.4.1. Patch Management Responsibilities Table.

		FIS	Client
Patch Management Responsibilities			
1.	Install, configure, support, and troubleshoot patch deployment tool	✓	
2.	Assist as reasonably requested to support, test, analyze and troubleshoot application software and functionality vis-à-vis patch installation		✓
3.	Develop an approved and defined patching framework that is sustainable and repeatable that includes specific maintenance windows for all IT assets that require installation of Client approved security bulletins for specific IT environments	✓	
4.	Assist as reasonably requested to develop an approved and defined patching framework that is sustainable and repeatable and that includes specific maintenance windows for all IT assets that require installation of Client approved security bulletins for specific IT environments		✓
5.	Install recommended and required patches, updates, and security bulletins to Client servers that are hosted at the FIS Technology Center, or the Client Location servers that are FIS's responsibility following defined patching framework.	✓	
6.	Provide move, add, change, and delete services for patch management services.	✓	

2.3.5. Active Directory Management. Active Directory Management consists of providing the management services for the in-scope active directory including management of the directory including accounts, groups, and other related entities involved in the directory.

Other services are considered optional and will be scoped and priced separately pursuant to Change Control Procedures. Examples of these optional services are as follows:

(a) Support for multi-domain or system of record interfaces such as MIIS (Microsoft Idenfity Information Server) or ADAM (Active directory application mode)

(b) Security Interfaces for application authentication

(c) Multiple Active Directory forests or multiple Active Directory domains

(d) Anything not expressly set forth herein as in-scope

The responsibilities of the parties with respect to Active Directory functions are more particularly set forth in the Active Directory Responsibilities Table set forth below.

2.3.5.1. Active Directory Responsibilities Table.

		FIS	Client
Active Directory Responsibilities			
1.	Provide employee support for accounts, groups, and other directory related entities according to Incident and Problem Management	✓	
2.	Provide move, adds, and changes for Active Directory components	✓	
3.	Assist as reasonably requested to provide Move, Adds, and Changes for Active Directory components		✓

2.4. Core Unlock Services. Core Unlock Services consist of providing core account password resets and unlocks only for Client's employees who have authorized access to one of the following FIS core systems: BancPac, Bankway, HORIZON, IBS and Miser.

The parties' respective responsibilities with respect to Core Unlock Services are more particularly set forth in the following table:

2.4.1 Core Unlock Table.

		FIS	Client
Core Unlock Table			
1.	Provide Client's employees with a single point-of-contact via a toll-free telephone number, to request core account password resets and/or unlocks.	✓	
2.	Assist FIS with core account unlock/reset resolution as reasonably requested by FIS (e.g., by providing valid credentials, or providing authorization and approval criteria).		✓
3	Unlock and/or reset core account passwords based upon Client's authorization and approval criteria.	✓	

FIS

EXHIBIT B - DESCRIPTION OF SERVICES

Hosted Services

The following provisions of this Exhibit B describe Hosted Services. This Section is not intended to supersede any statements within Exhibit A. In the event of any conflict between the provisions of this Section and the specific provisions contained in Exhibit A, Exhibit A shall control.

3. **Hosted Services**.

3.1. Hosted Desktop Services. Hosted Desktop Services, for purposes of this Exhibit, are defined as the use of Citrix for remote desktop capabilities. FIS will host the Client desktop through an FIS Technology Center, which Client will access remotely through a private connection.

3.2. Hosted Desktop Management. FIS will manage the business applications for Client as described in the Hosted Services Section of this Exhibit.

3.2.1. Hosted Desktop Services Table.

		FIS	Client
Hosted Desktop Responsibilities			
1.	As reasonably requested, provide Services to setup, configure, and/or troubleshoot hosted desktop capability	✓	
2.	Assist as reasonably requested to setup, configure, and/or troubleshoot equipment hosted desktop capability		✓
3.	Identify Client-provided Software (business applications) that Client would like to initially install to have available on remote desktops	✓	
4.	Assist FIS as necessary for providing additional Client-provided (business applications) that need to be hosted on remote desktop		✓
5.	Provide Services for the support, delivery, management, maintenance, monitoring and hosting desktop services	✓	
6.	Provide Client with application update schedule based upon agreed timeline for patch updates to occur.	✓	

3.3. Hosted Infrastructure Services. Hosted Infrastructure Services, for purposes of this Exhibit, are defined as the leasing of data center equipment to include switches, routers, and firewalls. This will enable Client the ability to lease equipment from FIS along with receiving management and daily support from FIS.

3.3.1. Infrastructure Service Support. The parties' responsibilities with respect to infrastructure service support are more particularly described as follows:

3.3.2. Hosted Infrastructure Services Table.

		FIS	Client
Hosted Infrastructure Responsibilities			
1.	Identify pieces of equipment that will be hosted by FIS at the Client Location	✓	✓
2.	Determine management requirement details for equipment that will be hosted	✓	
3.	As reasonably requested, provide Services to setup, configure, or troubleshoot equipment that will be hosted	✓	
4.	Assist as reasonably requested to setup, configure, or troubleshoot equipment that will be hosted		✓
5.	Provide Services for the support, delivery, management, maintenance, monitoring and hosting of infrastructure equipment		✓

3.4. Hosted Microsoft Exchange Services. Hosted Microsoft Exchange Services, for purposes of this Exhibit, are defined as the messaging equipment (such as mailbox servers, internet mail gateways) operating systems and exchange application and supporting infrastructure.

3.4.1. Message Services Support. The parties' responsibilities with respect to Microsoft Exchange Services are more particularly described as follows:

3.4.2. Microsoft Exchange Responsibilities Table.

		FIS	Client
Microsoft Exchange Responsibilities			
1.	Define any relevant policies such as recipient, retention, or security policies		✓
2.	Assist with defining policies such as recipient, retention, or security policies	✓	
3.	As reasonably requested, provide services to setup, configure, or troubleshoot email clients, portable devices, or other email type clients	✓	
4.	Assist as reasonably requested to setup, configure, or troubleshoot email clients, portable devices, or other email type clients		✓
5.	Assist as reasonably requested to re-install client or provide basic user training for email client		✓
6.	Provide services for the support, delivery, management, maintenance, monitoring, and hosting of email services	✓	
7.	Provide support for email functions according to Incident/Problem Management	✓	
8.	Assist as reasonably requested to support email functions according to Incident/Problem Management.		✓
9.	Provide requested backups, copies of mailboxes, or PST files for terminated employees, litigation, or other audit related functions or requests	✓	
10.	Assist with the requests for backups, copies of mailboxes, or PST files for terminated employees, litigation, or other audit related functions or requests		✓

3.5. Hosted Servers. Hosted Servers consists of the hosting of Microsoft Windows Servers, or other approved operating systems, which in turn may host Client-provided Software, FIS-provided Software, or operating system specific software, services, or utilities.

3.5.1. Active Directory Hosting. Active Directory Hosting consists of physically or virtually hosting the servers (active directory domain controllers/global catalog servers), the Active Directory, and related infrastructure. FIS shall provide the hosting services for the in-scope active directory to include hardware, maintenance, management, along with the management of the directory including accounts, groups, and other related entities involved in the directory.

The responsibilities of the parties with respect to Active Directory functions are more particularly set forth in the Active Directory Responsibilities Table set forth below.

3.5.1.1. Active Directory Responsibilities Table.

		FIS	Client
Active Directory Responsibilities			
1.	Install, configure, support, analyze and troubleshoot active directory hosting hardware and Windows operating system	✓	
2.	Assist as reasonably requested to install, configure, support, analyze and troubleshoot active directory hosting hardware and Windows operating system		✓
3.	Provide move, add, change, and delete services for active directory services related to hosting of active directory	✓	
4.	Assist as reasonably requested to provide move, add, change, and delete services for active directory services related to hosting of active directory		✓

3.5.2. Application Hosting and Maintenance Support. Application Hosting consists of the implementation, management, and monitoring of the infrastructure related to hosting applications that are considered in-scope.

Application Maintenance Planning consists of the planning for and the scheduling, and performance of maintenance for applications within the FIS and Client organizations. Application Maintenance Planning also monitors expiration dates, provides cost projections, and evaluates the adequacy of maintenance coverage.

3.5.2.1. Application Hosting and Maintenance Support Table.

		FIS	Client
Application Maintenance			
1.	Provide application updating, patching or migration procedures for Client-provided Software		✓
2.	Implement application updating, patching or migration procedures for Client-provided Software pursuant to Client-defined procedures	✓	

3.5.3. RDBMS Hosting and Support.

3.5.3.1. Database Maintenance Administration Support. Database Maintenance is support for reorganizations, database disk space allocation, capacity planning, file system management, database backup and recovery, and relational database management system ("RDBMS") software version upgrades.

Logical Database Maintenance and Support is classified as those activities associated with the maintenance of a database. Physical Database Maintenance and Support is classified as those activities associated with the physical placement, management, and modification of a database.

The parties' in-scope responsibilities for Database Maintenance Administration Support are more particularly described as follows:

3.5.3.2. Database Maintenance Administration Support Table.

		FIS	Client
Database Administration Maintenance			
1.	Implement FIS database and OS standards	✓	
2.	Provide physical database management system (DBMS) database control functions, in the form of approved scripts, to support current systems and new systems development	✓	
3.	Perform physical database management system (DBMS) database control functions to support current systems and, subject to Client-defined procedures, new systems development	✓	
4.	Maintain space requirements according to Client forecasts (truncate logs, archive data) as mutually agreed and pursuant to the Client-defined procedures	✓	
5.	Provide logical and/or physical database changes in the form of approved scripts for Client-provided Software		✓
6.	Implement logical and/or physical database changes in the form of approved scripts for Client-provided Software pursuant to Client-defined procedures	✓	
7.	Assist as reasonably requested to maintain space requirements according to Client forecasts (truncate logs, archive data)		✓

3.5.4. Backup, Recovery, and Archiving. Backup, Recovery, and Archiving are described in the DataGuard Section of this Exhibit.

3.5.5. Non-Disaster Recovery. Non-Disaster Recovery consists of restoring Service delivery after an outage, interruption, or other service anomaly that does not require the declaration of a Disaster.

3.5.5.1. Non-Disaster Recovery Table.

		FIS	Client
Non-Disaster Recovery			
1.	Develop and maintain application/system Recovery Plan for Client's review and approval	✓	
2.	Assist as reasonably requested to develop and maintain application/system Recovery Plan		✓
3.	Restore Service delivery after an outage, interruption, or other service anomaly according to Client-approved Recovery Plan	✓	
4.	Assist as reasonably requested in restore of service delivery after an outage, interruption, or other service anomaly		✓

EXHIBIT B - DESCRIPTION OF SERVICES

CyberGuard Services

The following provisions of this Exhibit B describe CyberGuard Services. This Section is not intended to supersede any statements within Exhibit A. In the event of any conflict between the provisions of this Section and the specific provisions contained in Exhibit A, Exhibit A shall control.

4. **CyberGuard Services**.

4.1. Endpoint Protection. Endpoint Protection consists of software and related infrastructure related to the mitigation of the effects of virus and malware through detection and prevention.

4.1.1. Endpoint Protection Table.

		FIS	Client
Endpoint Protection			
1.	Install, configure, support, analyze and troubleshoot endpoint protection software, hardware, and related equipment	✓	
2.	Install, configure, support, analyze and troubleshoot client (PC and laptop) endpoint protection software	✓	
3.	Assist as reasonably requested to install, configure, support, analyze and troubleshoot client (PC and laptop) endpoint protection software		✓

4.2. Email Spam/Anti-Virus Protection. Email Spam/Anti-Virus Protection consists of the software and related infrastructure to reduce or prevent the introduction of unwanted programs, emails, or viruses (or related programs).

4.2.1. Email Spam/Anti-Virus Responsibilities Table.

		FIS	Client
Email Spam/Anti-Virus Protection			
1.	Install, configure, support, analyze and troubleshoot spam/anti-virus software, hardware, and related equipment	✓	
2.	Assist as reasonably requested to install, configure, support, analyze and troubleshoot spam/anti-virus software, hardware, and related equipment		✓

4.3. Web Browser Security. Web Browser Security consists of the software and infrastructure to reduce the potential of the introduction of unwanted programs, emails, or viruses (or related programs) from web browsing.

4.3.1. Web Browser Security Table.

		FIS	Client
Web Browser Security			
1.	Install, configure, support, analyze and troubleshoot web browser security software, hardware, and related equipment	✓	
2.	Assist as reasonably requested to configure, support, and troubleshoot web browser software, hardware, and related equipment		✓

EXHIBIT B - DESCRIPTION OF SERVICES

DataGuard Services

The following provisions of this Exhibit B describe DataGuard Services. This Section is not intended to supersede any statements within Exhibit A. In the event of any conflict between the provisions of this Section and the specific provisions contained in Exhibit A, Exhibit A shall control.

5. **DataGuard Services**.

5.1. Backup and Recovery Management (Hosted Backup). Backup and Recovery Management consists of backups, on a predetermined schedule, to maintain recent copies of data or files in the event they are lost or become corrupt and restoring these files to the appropriate environment as reasonably requested. The parties' responsibilities for Backup and Recovery Management are as follows:

5.1.1. Backup and Recovery Management Table.

		FIS	Client
Backup and Recovery Management			
1.	Define data/server backup requirements to perform Services		✓
2.	Implement backup and recovery processes to maintain continued availability pursuant to Client-defined procedures	✓	
3.	Perform data backup and recovery for all in-scope Client platforms	✓	
4.	Monitor backup/restore process and alert Client if there is a failure	✓	
5.	Test and validate the backup/restore process	✓	
6.	Assist as reasonably requested with testing and validation of the backup/restore process		✓
7.	Provide audit trail report of backup/restore processes	✓	
8.	Store copies of backups at FIS Technology Center to meet the agreed Client requirements as defined for Archiving (as described in the Archiving Section below)	✓	
9.	Restore volume/dataset per request of Client	✓	

5.1.2. Archiving. Archiving consists of saving and restoring media obtained through the Backup and Recovery Management function. This may involve placement of media with third party vendors, off-site storage vaults, or simply in alternative locations within the distributed network, as agreed by the parties. This process also allows information to be retrieved as necessary. In addition, this function controls cycling and reuse of any storage media. The following table documents the Standard Media Retention Periods. The time periods set forth in the table below shall apply for the Standard Media Retention Periods or any mutually agreed longer retention periods.

Media Creation Period	Maximum Retention Period
Daily	7 Calendar Days
Weekly	5 Calendar Weeks
Monthly	12 Calendar Months

5.1.3. Archiving Responsibilities Table.

		FIS	Client
Archiving			
1.	Implement, maintain, monitor, log, audit and report upon the archiving process following periods detailed above.	✓	
2.	Store all archives in a physically protected and environmentally controlled area.	✓	
3.	Replicate all archived data between two different FIS Technology Centers	✓	
4.	Notify Client of any failures in the archive process of which FIS is aware, pursuant to the Incident/Problem Management process	✓	

5.2. Email Discovery. Email Discovery consists of the archiving and retrieval of emails, which are received by, or routed through the email server. Emails that by-pass the identified in-scope server(s) will not be included in the archiving process.

5.2.1. FIS Limits for Email Archiving.

5.2.1.1. Maximum Retention for email is: 3 years.

5.2.2. Archiving Responsibilities Table.

		FIS	Client
Archiving			
1.	Implement, maintain, monitor, log, audit and report upon the archiving system	✓	
2.	Store all email archives in a physically protected and environmentally controlled area	✓	
3.	Develop a retention policy, within FIS specified limits, for the archiving of user account	✓	
4.	Notify Client of any failures in the archive process of which FIS is aware, pursuant to the Incident/Problem Management process	✓	

5.3. Multi-Factor Authentication for Remote Access. MFA enables Client to enforce strong authentication controls when employees remotely access Client's technology platform.

5.3.1. MFA Table.

		FIS	Client
MFA			
1.	Install, configure, support, analyze and troubleshoot MFA software, hardware, and related equipment	✓	
2.	Install, configure, support, analyze and troubleshoot client (PC, laptop, mobile device) MFA Software	✓	
3.	Assist as reasonably requested to install, configure, support, analyze and troubleshoot client (PC, laptop and mobile device) MFA software		✓

5.4 Email Encryption. Email Encryption consists of the encryption of email between Client's email system and the email recipient, based on policies or keywords defined.

5.4.1. Email Encryption Responsibilities Table.

		FIS	Client
Email Encryption			
1.	Install, configure, support, analyze and troubleshoot email encryption software, hardware, and related equipment	✓	
2.	Define policies and keywords for email encryption conditions	✓	
3.	Assist as reasonably requested to define the policies and keywords for email encryption conditions	✓	

EXHIBIT B

Description of Services

Voice Management Services

The following provisions of this Exhibit B describe the Voice Management Services. This Section is not intended to supersede any statements within Exhibit A. In the event of any conflict between the provisions of this Section and the specific provisions contained in Exhibit A, Exhibit A shall control.

6. **Voice Management Services**.

6.1. IP Telephony Support. IP Telephony Support services include all elements required to deliver toll quality voice communication over the IP network to Client subscribers. The parties' responsibilities with respect to IP Telephony Support are more particularly described as follows:

6.1.1. IP Telephony Support Table.

		FIS	Client
IP Telephony Support			
1.	Design and maintain Client enterprise dial plan for IP enabled voice devices	✓	
2.	Assist with the creation of an enterprise dial plan		✓
3.	Origination of IP enabled voice device MAC request		✓
4.	Coordinate and execute IP enabled voice device MAC requests in accordance with Client-defined procedures	✓	
5.	Physical placement and cabling of IP enabled voice devices		✓
6.	Identify and resolve IP enabled voice device issues pursuant to the Incident/Problem Management process	✓	
7.	Install, configure, support, analyze and troubleshoot server components (hardware and software) required to maintain IP Telephony system reliability and performance while keeping the environment in compliance with commercially reasonable industry standards	✓	
8.	Assist with install, configure, support, analyze and troubleshoot server components (hardware and software) required to maintain IP Telephony system reliability and performance while keeping the environment in compliance with commercially reasonable industry standards		✓
9.	Install, configure, support, analyze and troubleshoot public switched telephone network (PSTN) and SIP gateway components required to maintain fault tolerant IP Telephony communication paths with off-net voice systems	✓	
10.	Maintain call routing for optimal leverage of internal network for toll bypass	✓	
11.	Maintain IP Call Quality control through active Quality of Service (QoS) management in compliance commercially reasonable industry standards	✓	
12	Install, configure, support, analyze and troubleshoot E911 components required to maintain emergency services in compliance with commercially reasonable industry standards	✓	

EXHIBIT B

Description of Services

Advisory Services

The following provisions of this Exhibit B describe Advisory Services. This Section is not intended to supersede any statements within Exhibit A. In the event of any conflict between the provisions of this Section and the specific provisions contained in Exhibit A, Exhibit A shall control. Client acknowledges and agrees that in all matters pertaining to Advisory Services, FIS is responsible only for facilitation, recommendation, and documentation, and Client is solely responsible for analyzing and the decision to accept recommendations, as well as for actions needed to mitigate, modify, remediate, or make changes to the Client Environment.

7. **Advisory Services**.

7.1. Business Continuity Planning. Client is not contracting for this service as of the Order Form Effective Date.

7.2. Disaster Recovery IT Walk Through. Client is not contracting for this service as of the Order Form Effective Date.

7.3. GLBA Assessment. Gramm-Leach-Bliley Act Assessment consists of facilitating the analysis of all information assets and vendors and working with Client to determine the risk to confidentiality, integrity and availability of the data.

7.3.1. GLBA Assessment Table.

		FIS	Client
GLBA Assessment			
1.	Coordination and facilitation of GLBA Risk Assessment Program	✓	
2.	Identify information assets and prioritize based on criticality scoring (Both Parties Responsible)	✓	✓
3.	Identify Risks and Controls associated with information assets (Both Parties Responsible)	✓	✓
4.	Identify vendors with access to GLBA information and prioritize based on criticality scoring (Both Parties Responsible)	✓	✓
5.	Provide recommendation for tools and/or processes to further mitigate risk	✓	
6.	Document creation	✓	
7.	Final approval of created documents		✓

7.4. Online Banking Risk Assessment. Online Banking ("OLB") Risk Assessment consists of facilitating the Client's Online Banking Risk Assessment Practice and assisting in identification of safeguarding methods for customer online security and regulatory compliance efforts.

7.4.1. Online Banking Risk Assessment Table.

		FIS	Client
Online Banking Risk Assessment			
1.	Coordination and facilitation of Online Banking Risk Assessment Program	✓	
2.	OLB Program review (Both Parties Responsible)	✓	✓
3.	Identify OLB transactions and prioritize based on criticality scoring	✓	
4.	Identify current processes and procedures in place for identified risks (Both Parties Responsible)	✓	✓
5.	Provide necessary documentation for due diligence on OLB Vendors to be completed		✓
6.	Facilitate due diligence on OLB vendors	✓	
7.	Complete financial review of OLB vendor		✓
8.	Provide recommendations for tools and/or processes to further mitigate risk	✓	
9.	Document creation	✓	
10.	Final approval of created document		✓

7.5. Red Flags Program Development. Client is not contracting for this service as of the Order Form Effective Date.

7.6. Vendor Management. Client is not contracting for this service as of the Order Form Effective Date.

EXHIBIT B

Description of Services

Managed Security Services

The following provisions of this Exhibit B describe the Managed Security Services. This Section is not intended to supersede any statements within Exhibit A. In the event of any conflict between the provisions of this Section and the specific provisions contained in Exhibit A, Exhibit A shall control.

8. Managed Security Services.

8.1. Client shall provide suitable infrastructure and physical facilities for its locations to receive or operate the equipment or communications messaging, including without limitation adequate primary and back-up power, or any other typical infrastructure required to connect services between FIS and Client, unless FIS is retained to do so by way of a written agreement.

8.2. Promptly after the Order Form Effective Date, Client shall assign an individual who possesses computer system, network, and project management experience who will serve as a primary contact throughout the delivery of Service. Furthermore, Client shall appoint one or more contacts who will be available to approve and validate all requested changes. Client will ensure that FIS has current contact information for all of such individuals.

8.3. Client shall (i) provide physical security for devices provided by FIS and located at Client Facilities, if any; (ii) provide an accurate and complete description of the symptoms of any problem it reports; and (iii) perform corrective measures under the direction of an FIS designated representative.

8.4. Security Incident Response Procedures. During delivery of the selected security related services below, FIS will monitor and protect Client based upon the agreed guidelines developed as part of the Services. If deemed appropriate by FIS, FIS will interrupt connectivity and take action to prevent further propagation of infections, attacks, and/or data disclosure until the detected threat is mitigated. The parties will perform in accordance with FIS's then-current Security Incident Response Procedures. These procedures may only be changed after completion of a mutually agreed change control process which will incorporate Client input. Client is responsible for integrating the resulting security incident response procedures into its own information security program.

8.5. As a part of each of these Services, FIS will provide a basic set of pre-defined reports on a monthly basis to Client's Information Security Officer. Additional and/or custom reports are available for additional fees which will be quoted to Client upon request. Upon Client's reasonable request, the parties will periodically, but at least once annually, review the firewall configuration set and document such review, validating the current rule set.

8.5.1. Firewall Protection Service. FIS will provide firewall management, monitoring, configuration management and customized rule set development unique to Client's environment. Service rule sets are based upon industry standard practices and Client-defined security requirements developed during implementation. This Service can be supported by on-premise or network-based equipment. The network-based Service uses an MPLS connection back to a secure data center, providing Internet ingress/egress points. Prior to implementation of this Service, Client shall provide the distribution list of Client personnel to receive notification of inappropriate activity related to Client's firewall(s). Incidents will be addressed in accordance with FIS's security Incident Response Procedures as set forth above.

8.5.2. Intrusion Prevention and Detection. FIS implements intrusion prevention sensors to detect and/or prevent various types of internal and external attacks against Client's network which are not typically detected by firewalls. FIS updates signatures, rule sets and configurations on an as-needed basis for the technology to remain current and capable of detecting threats appropriately. Incidents will be addressed in accordance with FIS's Security Incident Response Procedures as set forth above.

8.5.3. Website Defacement Monitoring. FIS actively monitors Client's website homepage to alert Client when something has been altered or changed.

8.5.4. DNS Hijacking/Pharming Monitoring. FIS actively monitors Client's Domain name records and alert Client when the records have been changed. This protective measure will enable Client to take action when a Domain name has been altered and users are being directed to a fraudulent site.

8.5.5. Information Security Awareness Training. FIS works with Client to establish employee security awareness training. This measure educates Client's end users about common security threats and ways to mitigate them.

8.5.6. Vulnerability Management. FIS scans Client's internal network for vulnerabilities and mis-configurations on a quarterly basis. Any identified issues are remediated by Client's primary engineer.

8.5.7. Brand Protection (Anti-phishing). FIS provides around the clock efforts to discover Phishing sites targeting Client, and in the event Client falls victim to Phishing and/or other forms of web based identity theft or fraud, with Client's

agreement, FIS engages in the lawful deactivation of these websites. If Client agrees to FIS deactivating the website, Client will incur a $500 fee per website.

8.5.8. Windows Event Logging; IT Oversight. FIS collects and monitors logs from Microsoft Windows Domain controllers. The logged data is used for real-time threat response management.

8.6. Third Party Software.

8.6.1. Ownership; Third-Party Rights. Client acknowledges and agrees that (i) the Services include certain features and functionality that FIS obtains from third parties under license ("Third Party Service Providers"); and (ii) those features and functionalities are provided to Client and Client's Customers only as a part of the Service. Any license granted hereunder shall automatically terminate upon the expiration or termination of the Addendum for any reason.

8.6.2. Third Party Software. As part of the delivery of the Services, FIS shall provide to Client access to and use of certain third party software ("Third Party Software"), in object code format only, as necessary to receive the Services, along with the applicable written directions and/or policies relating to the Service, which documentation may be in paper or electronic format (the "Documentation").

8.6.3. Limitations on Reverse Engineering, Decompilation and Disassembly. Client will not (i) directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to discover the source code or underlying structure, ideas or algorithms of any Third Party Software provided pursuant to the Addendum; (ii) copy (except for archival purposes), rent, lease, distribute, pledge, assign, or otherwise transfer or encumber rights to any Third Party Software for timesharing or service bureau purposes or otherwise for the benefit of a third party; or (iii) remove any proprietary notices or labels.

8.6.4. Acceptable Use Policy. Client shall not knowingly use the Service or any Third Party Service Provider's systems in any way that violates any applicable Laws. This prohibits, but is not limited to, any actions which are threatening, obscene, defamatory, or which violate trade secret, copyright or patent protection, or rights of privacy or publicity, or which result in the spread of computer viruses or other intentionally damaging programs or data files. If any breach of this acceptable use policy is not cured within ten (10) days after receipt of written notice from FIS, FIS may immediately suspend or terminate the Service without additional notification.

8.7. Equipment. Unless the Services do not require hardware or Client has purchased the hardware, related software, and/or circuits (collectively, the "Equipment") required to perform the Service from a party other than FIS, (i) the Equipment is provided to Client by FIS for Client's use only in connection with the Services and only for the duration of the term specified on the signature page to which the Addendum is attached; (ii) FIS agrees that FIS will service the Equipment in accordance with FIS service policies; and (iii) Client agrees to (a) use the Equipment only for the purpose of receiving the Service and for no other purpose; (b) prevent any connections to the Equipment which are not expressly authorized by FIS; (c) prevent tampering, alteration or repair of the Equipment by any persons other than FIS or its authorized personnel; and (d) assume complete responsibility for improper use, damage or loss of such Equipment regardless of cause. Client authorizes FIS and FIS's employees, agents, contractors, representatives, and vendors to enter Client Facilities, with reasonable notice during normal business hours (or as otherwise authorized by Client), in order to install, maintain, repair and/or remove any Equipment, as applicable, provided to Client by FIS under the Addendum and/or to perform the agreed Service. Upon termination or expiration of the Addendum without renewal, Client must return the Equipment within ten (10) days (with paid shipping) to FIS in the same condition, except for normal wear and tear, that it was provided to Client, and Client will be responsible for any damaged or unrecoverable Equipment. If Equipment is not returned within the ten (10)-day period, Client will be responsible for payment of the then current replacement costs for the Equipment. The Equipment for Service delivered through FIS is maintained in a lockdown configuration that does not allow Client administrative access.

8.8. Liability. FIS shall have no liability for, and Client is solely liable for, any Losses sustained by Client, or any Customers as a result of the telephone company performance including, without limitation, projected delivery and installation dates.

8.9. Service Levels and Additional Terms. Service Levels and additional terms (if any) applicable to the Services or any portion thereof provided hereunder shall be as set forth in Exhibit C to the Addendum. In the event of a conflict or inconsistency between the Addendum and Exhibit C, Exhibit C shall control.

8.10. Warranty Disclaimer. FIS does not warrant that all Service failures or problems can or will be remedied, that Client's systems will never be affected by malicious software, or that there will never be any breach of the security of Client's computer network. FIS does not guarantee continuous, uninterrupted, virus-free or secure Service, and FIS is not liable if Client or Client Customers are unable to access the Service at any specific time. FIS does not guarantee that FIS will be able to replace any of Client's information, content or other data that may be lost, damaged or stolen resulting from use of Service.

8.11. Performance Evaluation. Client authorizes FIS to evaluate service upgrades and changes on an annual basis at each Client location where the Services are utilized. In the event that such evaluations identify ways to improve performance at no additional cost to Client, Client authorizes FIS to implement such performance improvements.

EXHIBIT B

Description of Services

Adaptive Infrastructure ("AI") Transport Services

AI Transport Services

The following provisions of this Exhibit B describe the AI Transport Services. This Section is not intended to supersede any statements within Exhibit A. In the event of any conflict between the provisions of this Section and the specific provisions contained in Exhibit A, Exhibit A shall control.

9. **AI Transport Services**. Client is not contracting for this service as of the Order Form Effective Date.

This Exhibit C to the Managed IT Services Addendum ("Addendum") sets forth the Service Level terms and conditions commencing on the Commencement Date related to Service Levels for the Services provided by FIS pursuant to the Addendum.

1. **General Provisions**.

1.1 General. FIS will perform the Services in accordance with the Service Levels. The Service Levels set forth in this Exhibit C shall measure FIS's performance of the Services. Unless otherwise indicated in the critical application list set forth below, the Service Levels set forth herein commence sixty (60) days after the applicable service or application is first placed in live production use in the FIS Service Location(s) ("Service Level Commencement Date"). New Service Level categories may be added or substituted only with the mutual written agreement of Client and FIS.

Beginning as of the Service Level Commencement Date, FIS shall provide monthly reporting including historical information such as availability, utilization and exception reports, and ad-hoc reports as modified by mutual written agreement of the parties. Standard Service Level reports shall include, at a minimum, (i) a summary of FIS's performance with respect to each Service Level during the preceding Measurement Window and each of the preceding twelve (12) Measurement Windows, (ii) an analysis of trends in such performance, and (iii) Service Level Credits applied for FIS's not achieving applicable Service Levels during the preceding Measurement Window. Service Level reports shall include such detail and back-up information as may be necessary to verify FIS's performance, in machine-readable form suitable for use on a personal computer. The data and detailed supporting information shall be Client Data, and FIS shall enable Client to access such information online and, where feasible, in real-time at all times during the Term.

1.2 Service Level reporting for new or changed Service Levels shall commence on the beginning date of the Measurement Window of the Service pertaining to the new or changed Service Level. All reporting shall be in conformance with the terms of this Exhibit.

1.3 Reports will be provided by the 10th business day of the month after the month in which the performance was to be measured.

2. **Definitions**.

2.1 Applicable Monthly Fees means the monthly Charges for the Services provided under the Addendum.

2.2 Application Availability shall mean that the amount of time the online data and infrastructures between the FIS Service Location and the servers (but not including the Client network), are Available.

2.3 Application Scheduled Downtime means the scheduled maintenance window(s) for the In-Scope Critical Business Applications during which changes to those applications are made pursuant to the Change Control Procedures and during which the applications are scheduled in advance to be Unavailable. As of the Order Form Effective Date, the Application Scheduled Downtime for each In-Scope Critical Business Application is set forth in below. Any changes to Application Scheduled Downtime shall be addressed via the Change Control Procedures.

2.4 Approved Downtime means Application Scheduled Downtime and any other Downtime that is mutually agreed in writing by the parties.

2.5 Available is the time remaining in the Measurement Window that a matter measured as a Service Level is not Unavailable.

2.6 Change Control Procedures means those procedures described in Exhibit B.

2.7 Downtime means the cumulative time that a matter being measured as a Service Level (e.g., In-Scope Critical Business Application) is Unavailable.

2.8 Downtime Incident means an incident or issue that results in Downtime.

2.9 Exclusion(s) means those items set forth below.

2.10 FIS Service Location(s) means the FIS Technology Centers and other FIS service locations agreed upon by the parties in writing.

2.11 In-Scope Critical Business Application means those Client application, network or backup components which are covered by the Service Levels set forth in this Exhibit.

2.12 Measurement Window means the time during, or frequency by, which a Service Level shall be applicable, as specified for each Service Level in this Exhibit. The Measurement Window for a Service Level means monthly unless the parties expressly agree upon another period for that Service Level.

2.13 Minimum Service Level means the level of performance below which a Service Level Credit will apply.

2.14 Service Level means the performance measurement standards set forth in this Exhibit which consist of the Minimum Service Levels.

2.15 Service Level Credit means the amount, if any, which must be credited to Client in the event of a Service Level Event.

2.16 Service Level Event or Event means that FIS has not achieved the applicable Service Level during the specified Measurement Window as described in this Exhibit.

2.17 Unavailable is the time that a matter measured as a Service Level is inaccessible for use by Client end users or is not functioning as required hereunder, during the Measurement Window other than due to an Exclusion. This will include when applicable In-Scope Critical Business Applications that are inaccessible to Client end users.

3. **Service Level Events and Credits**.

3.1 Service Level Events. A Service Level Event shall be deemed to have occurred with respect to a Service Level if FIS does not achieve a Service Level during the applicable Measurement Window.

Service Level Events for which an Exclusion applies shall not be considered Service Level Events for purposes of the calculation of Service Level Credits. If a single incident and root cause result in multiple Service Level Events, Client shall receive only one Service Level Credit equal to the amount of the greatest of those potential Service Level Credits. For example, if a single Downtime Incident could result in Service Level Credits for Application Availability and Network Availability, Client would receive only one (1) Service Level Credit equal to the greater of all of the potential Service Level Credits for either Application Availability or Network Availability for that Downtime Incident.

3.2 Service Level Credits. If a Service Level Event occurs, a corresponding Service Level Credit shall be credited by FIS against payments that become due to FIS for the Services provided pursuant to the Addendum within sixty (60) days after the Service Level Event, or in the case where there will be no further invoices, FIS will pay in cash the amount of the Service Level Credits to Client within thirty (30) days after the end of the period to which such Service Level Credits relate.

The amount of any Service Level Credit shall be determined in accordance with the applicable Section of this Exhibit. Subject to the first paragraph of this Section, if more than one (1) Service Level Event occurs in a single month, Client shall be entitled to a credit in the amount of the sum of the corresponding Service Level Credits. In no event, however, shall the total amount of Service Level Credits with respect to Service Level Events occurring in a single month exceed, in the aggregate, the total Applicable Monthly Fees for such month.

FIS shall notify Client in writing if Client becomes entitled to a Service Level Credit, which notice shall be included in the standard monthly reporting for the Service Levels provided by FIS. FIS is responsible for all measurement, monitoring and reporting capabilities necessary for measuring FIS's performance of the Services against the Service Levels utilizing FIS's standard measuring tools.

4. **Exclusions**. For purposes of determining whether FIS has achieved a particular Service Level, FIS shall not be held responsible to the extent that FIS does not achieve a Service Level due to any of the following conditions or events, and FIS shall be relieved of its obligation to meet the corresponding Service Level and to apply any Service Level Credits associated therewith:

4.1 Equipment and Client-provided Software owned or licensed by Client and managed by FIS, for which Client has elected not to pay maintenance; or Client pays maintenance and the vendor is unwilling or unable to support the equipment or Client-provided Software; in each case to the extent the lack of maintenance caused or contributes to the Service Level Event;

4.2 Incidents, conditions, hazards, or facilities failures at Client Facilities or other non-FIS facilities (e.g., power outages, HVAC failures) that are not caused by FIS;

4.3 FIS is required by Client to reallocate personnel who otherwise would be performing tasks supporting one or more other Service Levels; provided that FIS provided prior written notice, which notice may be in the form of an email, that the reallocation may make it difficult for FIS to meet the Service Level;

4.4 A failure of any switched or dedicated telecommunications circuit not caused by FIS (but not excusing FIS for failures of telecommunications equipment for which FIS has operational responsibility as set forth in Exhibit A unless otherwise due to an Exclusion);

4.5 An outage resulting directly from a refusal on the part of Client to authorize an increase in capacity when reasonably recommended by FIS in writing as necessary to maintain Service Levels, as determined in accordance with capacity thresholds established by the applications team responsible for reviewing capacity reports and establishing such thresholds

.

Notwithstanding the foregoing, FIS will continue to use commercially reasonable efforts where possible to perform notwithstanding the cause, including Client's action or failure to act or perform; provided that this commitment shall not operate to waive any rights or remedies that FIS may have with respect thereto.

5. **Availability**.

5.1 This Section applies to the Services described in Exhibit A. The availability for each In-Scope Critical Business Application shall each be considered a separate Service Level.

5.2 Measurement. The mechanism for measuring Application Availability for each In-Scope Critical Business Application is as follows:

Application Availability = (1- (b/a))*100

Where:

a = total minutes the applicable In-Scope Critical Business Application is scheduled to be Available during the applicable Measurement Window (i.e., total number of minutes in a given month less Approved Downtime); and

b = the sum of the total Downtime in a given Measurement Window for each In-Scope Critical Business Application less Approved Downtime

For example: A one hour (60 minute) outage during a thirty (30)-day month for an In-Scope Critical Business Application with a 24 X 7 Measurement Window would be calculated as follows:

99.86% = (1-(60-0)/43,200)* 100

Network Availability = (1- (b/a))*100

Where:

a = total minutes the Network is scheduled to be Available during the applicable Measurement Window (i.e., total number of minutes in a given month less Approved Downtime); and

b = the sum of the total Downtime in a given Measurement Window for the Network less Approved Downtime

5.3 Calculation of Service Level Credit. The In-Scope Critical Business Applications for which Availability will be measured, the applicable Measurement Window for each In-Scope Critical Business Application, and the current maintenance window for each In-Scope Critical Business Application are set forth below. These elements may be revised only upon mutual written agreement of the parties.

Service Level Credits will equal 1/30th of the Applicable Monthly Fee. With respect to the Hosted Platform, a Service Level Credit will equal 1/30th of the Applicable Monthly Fee when the Service Levels achieved are between 99.89% and 95%. If the Service Level falls below 95%, the Service Level Credit will equal 10% of the Applicable Monthly Fee.

5.4 Critical Business Applications and Services – In Scope Applications. The contents of the following Table will be finalized during the implementation of the Services. Thereafter they are subject to change from time to time as mutually agreed by the parties. Any changes to the table will be memorialized in a written amendment to the Addendum signed by both parties. The Disaster Recovery Classification/Priority Class (RTO/RPO) for the In Scope Critical Business Applications is set forth in the Critical Business Applications Table below.

5.4.1 Critical Business Applications and Services Table.

In-Scope Critical Business Application/Service	Hours of Operation	(Production) Service Level Offering**	Disaster Recovery Classification/Priority Class (RTO/RPO)
Hosted Services	24 x 7 x 365	99%	4 Hr. / 24 Hr.
Monthly Performance Reporting	N/A	Delivered by 15th (or next business day if the 15th falls on a weekend or holiday) of the calendar month immediately following the calendar month during which performance was measured	N/A

In-Scope Critical Business Application/Service	Hours of Operation	(Production) Service Level Offering**	Disaster Recovery Classification/Priority Class (RTO/RPO)
Asset Inventory Accuracy (Servers, PCs, Network Equipment)	N/A	95% accuracy	N/A
Patch Management (Servers)	N/A	Patch Management Success Rate 90% or greater	N/A
Patch Management (PCs)	N/A	Patch Management success rate 90% or greater for PCs that have checked in to the network within the immediately preceding 30 calendar days	N/A
SPOC (Help Desk) Average Speed of Answer	Business Hours 8:00 to 5:00 p.m. Monday-Friday, Client local time	90% of speed of answer time (i.e., human voice to voice response) averages shall be less than 1:00 minute	N/A
First Call Resolution (or calls resolved within 1 hour) ("FCR")	Business Hours 8:00 to 5:00 p.m. Monday-Friday, Client local time	FCR shall be equal to or greater than 80% if no third party escalation is required	N/A

5.5 Maintenance Window. The following maintenance windows will be used to perform hosted infrastructure maintenance for the Services provided pursuant to this Addendum (and do not apply to Services provided to Client pursuant to any other addenda). FIS will notify Client of potential outages during these times. If any outages occur during these times, and Client is not notified, such outages will be considered unplanned outages, and will be considered Downtime.

5.5.1 FIS requires maintenance windows for the following days and times (all times are Central time):

Monday	10:00 p.m.	-	Tuesday	4:00 a.m.
Tuesday	10:00 p.m.	-	Wednesday	4:00 a.m.
Wednesday	10:00 p.m.	-	Thursday	4:00 a.m.
Thursday	10:00 p.m.	-	Friday	4:00 a.m.
Friday	10:00 p.m.	-	Saturday	4:00 a.m.
Saturday	4:00 p.m.	-	Monday	4:00 a.m.

5.5.2 FIS and when applicable, its contracted third party vendors will endeavor to perform maintenance with little or no disruption to the application level. The infrastructure is designed to allow certain types of work to take place without disrupting the virtual server.